                                                                    EXHIBIT 3.27


                                 Delaware PAGE 1


                                 The First State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "GERDAU MRM AMERICA HOLDING CORP.", A DELAWARE CORPORATION,

     WITH AND INTO "GERDAU USA INC." UNDER THE NAME OF "GERDAU USA INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2003, AT 12:05 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                Harriet Smith Windsor
                                ------------------------------------------------
                                Harriet Smith Windsor, Secretary of State



2166817  8100M                         AUTHENTICATION:       2662435

030625308                                        DATE:      09-30-03

                              CERTIFICATE OF MERGER
                                       OF
                        GERDAU MRM AMERICA HOLDING CORP.
                                  WITH AND INTO
                                 GERDAU USA INC.

     Pursuant to Title 8, Section 251 of the Delaware General Corporation Law ("DGCL"), the undersigned corporation hereby certifies to the following facts relating to the merger of Gerdau MRM America Holding Corp, a Delaware corporation, with and into Gerdau USA Inc, a Delaware corporation:

     FIRST: The name and state of incorporation of each of the constituent corporations are Gerdau USA Inc., a Delaware corporation, and Gerdau MRM America Holding Corp., a Delaware corporation.

     SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL.

     THIRD: The name of the surviving corporation is Gerdau USA Inc.

     FOURTH: The Certificate of Incorporation of Gerdau USA Inc. shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: The merger is to become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     SIXTH: An executed copy of the Agreement and Plan of Merger is on file at 5100 W. Lemon Street, Suite 312, Tampa, FL 33609, the place of business of the surviving corporation.

     SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.



                        [signatures follow on next page]

         IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer as of the 29 day of September , 2003.

                            GERDAU USA INC.



                            By: Tom J. Landa
                                ------------------------------------
                                Tom J. Landa, Vice President

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        GERDAU MRM AMERICA HOLDING CORP.,
                             A DELAWARE CORPORATION

                                       AND

                                GERDAU USA INC.,
                             A DELAWARE CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement", by and between Gerdau MRM America Holding Corp., a Delaware corporation ("MRM America"), and Gerdau USA Inc., a Delaware corporation ("GUSA"), is made as of the 26th day of September, 2003.

                                   WITNESSETH:

     WHEREAS, each of MRM America and GUSA desire hereby to set forth the terms and conditions upon which MRM America shall merge with and into GUSA (the "Merger"), following which GUSA shall be the surviving corporation (sometimes hereinafter in such capacity, the "Survivor"); and

     WHEREAS, Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") authorizes the merger of two or more Delaware corporations; and

     WHEREAS, the Board of Directors of MRM America has (i) approved this Agreement and the consummation of the Merger, and (ii) caused this Agreement to be submitted to the sole shareholder of Co-Steel for approval; and

     WHEREAS, the Board of Directors of GUSA has (i) approved this Agreement and the consummation of the Merger, and (ii) caused this Agreement to be submitted to the sole shareholder of GUSA for approval; and

     WHEREAS, the sole shareholder of MRM America and the sole shareholder of GUSA has each approved of the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER


Section 1.01 - The Merger

     (a) Pursuant to the terms of this Agreement, MRM America shall merge with and into GUSA. GUSA shall cause to be filed a Certificate of Merger (the "Merger Certificate") with the Office of the Secretary of State of the State of Delaware. The Merger will take effect upon the execution and filing of the Merger Certificate with the Secretary of State of the State of Delaware (the "Effective Time").

     (b) At the Effective Time, MRM America shall be merged with and into GUSA, whereupon the separate existence of MRM America shall cease, and GUSA shall be the surviving entity of the Merger.

     (c) GUSA as the surviving corporation shall continue its existence as a corporation under the laws of the State of Delaware.


                                   ARTICLE II
                                  THE SURVIVOR


Section 2.01 - The Survivor

     The name of the surviving corporation is Gerdau USA Inc.

Section 2.02 - Certificate of Incorporation

     The Certificate of Incorporation of GUSA in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Survivor unless and until duly amended as provided therein or by applicable law.


                                   ARTICLE III
                       TRANSFER OF ASSETS AND LIABILITIES


Section 3.01 - Transfer and Conveyance

     At the Effective Time, all of the rights, privileges and powers of GUSA and MRM America, and all property, real, personal and mixed, and all debts due to each of GUSA and MRM America, as well as all other things and causes of action belonging to each of GUSA and MRM America shall be vested in GUSA as the Survivor, and shall thereafter be the property of the Survivor.

Section 3.02 - Assumption

     At the Effective Time, GUSA, as the Survivor, shall be liable for all of the liabilities and obligations of MRM America.


                                   ARTICLE IV
                   TREATMENT OF SHARES OF MRM AMERICA AND GUSA


Section 4.01 - Cancellation of Shares of Stock of MRM America


     At the Effective Time, each share of stock of MRM America outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled.

Section 4.02 - Shares of Stock of GUSA

     At the Effective Time, each share of stock of GUSA outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be unaffected by the Merger and shall remain outstanding as a share of stock in GUSA.


                                    ARTICLE V
                             AMENDMENT, TERMINATION


Section 5.01 - Termination

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the sole shareholder of MRM America or the sole shareholder of GUSA, by mutual written consent of the Boards of Directors of MRM America and GUSA.

Section 5.02 - Effect of Termination

     If this Agreement is terminated pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.

Section 5.03 - Amendment

     The parties hereto, by mutual consent of the Board of Directors of MRM America and the Board of Directors of GUSA, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after adoption and approval of this Agreement by the sole shareholder of MRM America and the sole shareholder of GUSA but not later than the Effective Time; provided, however, that no such amendment, modification or supplement that has not been adopted and approved by the sole shareholder of MRM America and the sole shareholder of GUSA shall be inconsistent with the provisions of the DGCL.

                                   ARTICLE VI
                            COVENANTS OF MRM AMERICA


Section 6.01 - Covenants of MRM America

     If at any time GUSA shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Survivor the title to any property or right of MRM America, or otherwise to carry out the provisions hereof, the proper representatives of MRM America as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Survivor, and otherwise to carry out the provisions hereof.

Section 6.02 - Authorization of MRM America

     Upon or after the Effective Time, such persons as shall be authorized by the Board of Directors of GUSA shall be authorized to execute, acknowledge, verify, deliver, file and record,. for and in the name of MRM America, any and all documents and instruments and shall do and perform any and all acts required by applicable law which the Board of Directors deems necessary or advisable, in order to effectuate the Merger and carry out the transactions contemplated hereby.


                                   ARTICLE VII
                                  MISCELLANEOUS


Section 7.01 - No Waivers

     No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.02 - Integration

     This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, between and among the parties with respect to the subject matter hereof. The parties acknowledge that there are no written agreements, contracts, covenants, promises, representations, warranties, inducements or understandings among them, with respect to the subjects hereof, except this Agreement.

Section 7.03 - Successors and Assigns

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 7.04 - Governing Law

     This agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed in accordance with, the law of the State of Delaware without regard to principles of conflicts of law.

Section 7.05 - Counterparts

     This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement, and when executed shall be binding on the parties hereto.

Section 7.06 - Severability

         In the event that one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.



                        [signatures follow on next page]

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

                              GERDAU MRM AMERICA HOLDING CORP.


                              By:    Garry Leach
                                     -------------------------------------------
                                     Garry Leach, President



                              GERDAU USA INC.


                              By:    Tom J. Landa
                                     -------------------------------------------
                                     Tom J. Landa, Vice President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                 GERDAU USA INC.

                                  WITH AND INTO

                                FLS HOLDINGS INC.



                         Pursuant to Section 253 of the
               General Corporation of Law of the State of Delaware



     Gerdau USA Inc., a Delaware corporation ("Gerdau USA"), does hereby certify to the following facts relating to the merger (the "Merger") of Gerdau USA with and into FLS HOLDINGS INC., a Delaware corporation ("FLS"), with FLS remaining as the surviving corporation:

     FIRST: Gerdau USA is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). FLS is incorporated pursuant to the DGCL.

     SECOND: Gerdau USA owns all of the outstanding shares of each class of capital stock of FLS.

     THIRD: The Board of Directors of Gerdau USA, by the resolutions duly adopted on October 18, 2002 and attached hereto and incorporated herein by reference as ANNEX 1, determined to merge Gerdau USA with and into FLS pursuant to Section 253 of the DGCL.

     FOURTH: FLS shall be the surviving corporation of the Merger.

     FIFTH: Upon the effective date of the Merger, the name of FLS, as the surviving corporation in the Merger, shall be changed to "Gerdau USA Inc."

     SIXTH: The certificate of incorporation of FLS as in effect immediately prior to the Merger shall be amended and restated as provided in Exhibit A of the aforesaid resolutions of the Board of Directors of Gerdau USA, and as so amended and restated shall be the certificate of incorporation of the surviving corporation.

     SEVENTH: The Merger has been approved by the unanimous written consent of stockholders of Gerdau USDA in accordance with Section 228 of the DGCL.

     IN WITNESS WHEREOF, Gerdau USA has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 18th day of October, 2002. GERDAU USA INC.



                                   By: /s/ Glen A. Beeby
                                       -----------------------------------------
                                   Name:   Glen A. Beeby
                                   Office: Vice-President and Secretary

                                    ANNEX 1

                                BOARD RESOLUTIONS

                                OCTOBER 18, 2002

     WHEREAS, Gerdau USA Inc., a Delaware corporation ("Gerdau USA"), owns all of the outstanding shares of the capital stock of FLS HOLDINGS INC., a Delaware corporation ("FLS"); and

     WHEREAS, the Board of Directors of Gerdau USA has deemed it advisable that Gerdau USA be merged with and into FLS pursuant to Section 253 of the General Corporation Law of the State of Delaware;

     NOW, THEREFORE, BE IT AND IT HEREBY IS

     RESOLVED, that Gerdau USA be merged with and into FLS (the "Merger") such that FLS is the surviving corporation; and it is further

     RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of Common Stock, par value $0.01 per share, of Gerdau USA ("Gerdau USA Common Stock") shall be converted into and shall automatically become one share of Common Stock, par value $0.01 per share, of FLS, as surviving corporation ("FLS Common Stock"), held by the person who was the holder of such share of Gerdau USA Common Stock immediately prior to the Merger; and it is further

     RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of FLS shall be cancelled and no consideration shall be issued in respect thereof; and it is further.

     RESOLVED, that upon the effective date of the Merger, the name of FLS, as the surviving corporation in the Merger, shall be changed to "Gerdau USA Inc." as provided in Section 253 of the General Corporation Law of the State of Delaware; and it is further

     RESOLVED, that upon the effective date of the Merger, the certificate of incorporation of FLS as in effect immediately prior to the Merger shall be amended and restated as provided in Exhibit A, attached hereto and incorporated herein by reference, and as so amended, shall be the certificate of incorporated of the surviving corporation in the Merger; and it us further

     RESOLVED, that the proper officers of Gerdau USA be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of Gerdau USA, a certificate of ownership and merger for the purpose of effecting this Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

                                    EXHIBIT A

                              AMENDED AND RESTATED

                         CERTIFICATION OF INCORPORATION

                                       OF

                               FLS HOLDINGS, INC.



ARTICLE 1.        NAME

                  The name of this Corporation is Gerdau USA Inc. (the "Corporation").


ARTICLE 2.        REGISTERED OFFICE AND AGENT

                  The registered office of the Corporation shall be located at 1209 Orange Street, in the city of Wilmington, County of New Castle, in the State of Delaware. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE 3.        PURPOSE AND POWERS

                  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the Tate of Delaware. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.        CAPITAL STOCK

        4.1       CLASSES OF STOCK

                  The total number of shares of stock which the Corporation shall have authority to issue is eight thousand five hundred (8,500) shares, consisting of the following classes: (A) one thousand (1,000) shares of common stock, par value $0.01 per share; (B) five thousand (5,000) shares of Class A Common Stock, par value $58,000 per share ((A) and (B) referred to in this Amended and Restated Certificate of Incorporation collectively, as "Common Stock") and (C) two thousand five hundred (2,500) shares of Preferred Stock, par value $0.01 per share. The Preferred Stock may be issued from time to time in one or more or series as provided in Section 4.4 hereof.

        4.2        COMMON STOCK

                4.2.1    RELATIVE RIGHTS

                  The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in this Certificate of Incorporation or in any share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

        4.3        DIVIDENDS

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and, as and if declared by the Board of Directors of the Corporation.

                4.3.1    DISSOLUTION, LIQUIDATION, WINDING UP

                  In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class or series of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                4.3.2    VOTING RIGHTS

                  Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and vote share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meeting and to vote (except any class of series of stock having special voting rights), and to cast one vote for each outstanding share of Common Stock.

        4.4        PREFERRED STOCK

                  The Board is hereby expressly authorized, subject to limitations prescribed shares to be included in each such series, to fix the powers (including voting powers, if any), designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof (including limitations on or restrictions in voting rights).

        4.5        SPECIAL MEETING

                  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statue, may be called (a) by the Board on its own behalf or one or more officers of the Corporation as provided in the bylaws or (b) by stockholders of the Corporation upon the written request of the holders of at least a majority of the Common Stock of the Corporation outstanding.

        4.6        ACTION WITHOUT A MEETING

                  Any action required or permitted to be taken at stockholders' meeting may be taken without a meeting, without prior notice an without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the General Corporation Law of the State of Delaware for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within 60 days of the delivery of the earliest-dated consent. Written notice of the action taken shall be given in accordance with the General Corporation Law of the State of Delaware to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take that action were delivered to the Corporation.

ARTICLE 5.        BOARD OF DIRECTORS

        5.1        NUMBER; ELECTION

                  The number of directors of the Corporation shall be five. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.

        5.2        MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

        5.3        VACANCIES; RESIGNATION; REMOVAL

                  Vacancies on the Board may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum exists, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of the stockholders, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

                  A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board. In the event that one or more directors resigns from the Board, effective at a future date, a majority of the directors left in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective. A director may only be removed upon the affirmative vote of at least a majority of the then-outstanding shares of stock of the Corporation entitled to vote in the election of such director.

        5.4        LIMITATION OF LIABILITY

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.4 shall be prospective only and shall not adversely affect an right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 6.        AMENDMENT OF BYLAWS

                  In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation. The bylaws of the Corporation may be adopted, amended or repealed by the stockholders of the Corporation only upon the affirmative vote of at least a majority of the voting power of all the then-outstanding shares of Common Stock of the Corporation.

ARTICLE 7.        RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware, at the time in force may be added or inserted in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or an hereafter amended are granted subject to the rights reserved in this
ARTICLE 7.